Exhibit 99


STOCK CERTIFICATE OF GRAPHIC PACKAGING INTERNATIONAL CORPORATION


The certificate is printed on off-white paper. Verbiage is in black ink. Borders, name block and overprint of description "CERTIFICATE OF STOCK" are in blue ink. The GPK Number counter is displayed on the left border, and the Share counter is displayed on the right border, along with the corporate seal. A vignette, depicting the world and approximately twenty people, is centered near the top of the front page.


TEXT - FRONT PAGE

Incorporated under	     [Vignette]              COMMON STOCK
the laws of the		 	                   PAR VALUE $.01
state of Colorado


This certificate is	                        CUSIP 388690 10 9
transferable in
Minneapolis,	         		      See reverse for
Minnesota and New			      certain definitions
York, New York    			      and limitations


	GRAPHIC PACKAGING INTERNATIONAL CORPORATION

This certifies that



is the owner of


  FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

Graphic Packaging International Corporation transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until counter-signed by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

    			          Dated:

/s/Jeffrey H. Coors		  Countersigned and Registered:
Chairman and President		  Wells Fargo Bank Minnesota, NA
			          Transfer Agent and Registrar,
/s/Jill B. W. Sisson		  By
General Counsel and Secretary
				           Authorized Signature.


TEXT - BACK PAGE

          GRAPHIC PACKAGING INTERNATIONAL CORPORATION

The Corporation will furnish without charge to each shareholder who so requests a full statement of the designation, preferences, limitations and relative rights of each class of stock or series thereof of the Corporation and the variations in the relative rights and preferences between the shares of any series of preferred stock, so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of any series of preferred stock. Such requests may be made to the Corporation or to the transfer agent.

The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as thought they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common        UNIF GIFT MIN ACT --
TEN ENT - as tenants by the           ________ Custodian ________
          entireties	               (Cust)             (Minor)
JT TEN  - as joint tenants            under Uniform Gifts to
          with right of               Minors Act ________________
          survivorship and not                     (State)
	  as tenants in common

Additional abbreviations may also be used though not in the above list.


For Value Received _______________________________________ hereby sell, assign and transfer unto___________________________________

Please Insert Social
Security or Other Tax
Identifying Number of
Assignee

_________________________________________________________________

_________________________________________________________________
        Please Print or Typewrite Name and Address,
        Including Postal Zip Code of Assignee

_________________________________________________________________

__________________________________________________________ Shares
of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

________________________________________________________ Attorney
to transfer the said shares on the books of the within-named
Corporation with full power of substitution in the premises.


Dated, ____________________________


NOTICE:
     The signature(s) to          X_____________________________
this assignment must	                 (Signature)
correspond with the name(s)
as written upon the face
of the certificate in	          X_____________________________
every particular without                 (Signature)
alteration or enlargement
or any change whatever.


	This certificate	  The signatures(s) should be
also evidences and entitles	  guaranteed by an eligible
the holder hereof to certain	  guarantor institution (banks,
Rights as set forth in the	  stockbrokers, savings and loan
Rights  Agreement  between	  associations and credit unions
Graphic Packaging Inter-	  with membership in an approved
national Corporation (the	  signature guarantee medallion
"Company") and Norwest Bank	  program), pursuant to S.E.C.
Minnesota, N.A. (the "Rights	  Rule 17Ad-15.
Agent") dated as of May 31,
2000 (the "Rights Agreement"),
the terms of which are	          SIGNATURE(S) GUARANTEED BY:
incorporated herein by this
reference and a copy of which
is on file at the principal
offices of the Company.
Under certain circumstances,
as set forth in the Rights
Agreement, such Rights will
be evidenced by separate
certificates and will no
longer be evidenced by this
certificate.  The Company
will mail to the holder of
this certificate a copy of
the Rights Agreement, as in
effect on the date of
mailing, without charge
promptly after receipt of a
written request therefor.
Under certain circumstances
set forth in the Rights
Agreement, Rights issued to
or held by any Person who
is, was or becomes an
Acquiring Person or any
Affiliate or Associate
thereof (as such terms are
defined in the Rights
Agreement), whether
currently held by or on
behalf of such Person or
by any subsequent holder,
may become null and void.